providing optimized global transportation of drybulk commodities Earnings Presentation Second Quarter 2019 30 July 2019

Disclaimer This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) changes in demand in the drybulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of drybulk vessel newbuilding orders or lower than anticipated rates of drybulk vessel scrapping; (iii) changes in rules and regulations applicable to the drybulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); (v) changes in trading patterns significantly impacting overall drybulk tonnage requirements; (vi) changes in the typical seasonal variations in drybulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) significant deteriorations in charter hire rates from current levels or the inability of the Company to achieve its cost-cutting measures; and (xi) the outcome of legal proceeding in which we are involved; and other factors listed from time to time in our filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable security laws. 2

Agenda 1 Highlights 2 Financial Summary 3 Industry Review * Appendix 3

Highlights

Capital Raise Funding Growth Initiative Transaction Overview CAPITAL RAISE ▪ Raised USD 114 million of 5yr Senior Unsecured Convertible Bonds carrying a coupon of 5% and a conversion premium of +25% to July 24th 2019 closing price, or USD 5.61 per share ▪ Net proceeds to be used for vessel acquisitions and general corporate purposes ACQUISITIONS ▪ Entered into two agreements to acquire a total of six high-specification SDARI-64 Ultramax vessels (the “Acquisition Vessels”) for an aggregate purchase price of ~USD 122 million ▪ Fleet is comprised of two groups of sister ships, four and two vessels, respectively ▪ Average age of ~3.3yrs ▪ Four vessels are fitted with Exhaust Gas Cleaning Systems (or “scrubbers”) ▪ Expect to take delivery of the first vessel in August ▪ The purchase of the Acquisition Vessels remain subject to final documentation and customary closing conditions 5

Transactions Provide Long Term Benefits to Eagle Transaction Benefits FINANCING ▪ Borrowing unsecured debt at an attractive level and significantly below secured bond cost ▪ Funds the majority of the Acquisition Vessels’ purchase price, along with providing incremental capacity for future growth FLEET ▪ Increasing fleet count by six vessels, or ~13%, bringing total to 50 vessels ▪ Increasing % of the fleet comprised of Ultramaxes by ~26%, bringing total count to 20 vessels ▪ Reducing average age by ~0.6 years, or ~7%, bringing proforma average age down to ~8.3 years ▪ Increasing % of fleet which is to be fitted with scrubbers from 78 to 82%, bringing total to 41 vessels OPERATING RESULTS ▪ Improving earnings generation capacity by adding larger/more efficient, scrubber-fitted ships to fleet ▪ Reducing OPEX per vessel per day by adding younger and more efficient tonnage to the fleet ▪ Reducing G&A per vessel per day with little-to-no incremental overhead expected ▪ Generating incremental P&L earnings- accretive to EPS ▪ Proforma average age as of June 30, 2019. ▪ Benefits to operating results expected to be realized on a run-rate basis 6

Proforma Liquidity and Debt Transaction Summary Pre-Transactions Transactions Pro-Forma 30-Jun-19 Sells Purchases 30-Jun-19 Supramax 31.0 (1.0) - 30.0 Number of Ultramax 14.0 - 6.0 20.0 Vessels Total Number of Vessels 45.0 (1.0) 6.0 50.0 Cash $ 65,462.9 $ 7,254.0 $ (7,880.0) $ 64,836.9 USD 55 million Ultraco RCF- amount available $ 55,000.0 $ - $ - $ 55,000.0 Liquidity USD 15 million Shipco RCF- amount available $ 15,000.0 $ - $ - $ 15,000.0 Total Liquidity $ 135,462.9 $ 7,254.0 $ (7,880.0) $ 134,836.9 Cost of Debt 3m LIBOR Margin All-in Cost Term Loan 2.25% 2.50% 4.75% $ 148,391.3 $ - $ - $ 148,391.3 Bond 8.25% $ 192,000.0 $ - $ - $ 192,000.0 Debt Convertible 5.00% - - $ 114,120.0 $ 114,120.0 Debt $ 340,391.3 $ - $ 114,120.0 $ 454,511.3 Cost of Debt 6.72% 0.00% 5.00% 6.29% # of ships 45.0 (1.0) - 44.0 Collateral as a % of total ships 100.0% 100.0% 0.0% 88.0% ▪ All dollar amounts above are in thousands ▪ Calculations do not include transaction costs 7 ▪ 3m LIBOR is approximate, as of July 26, 2019

S&P Activity Significantly Improving Fleet Makeup Eagle Proforma Fleet: 50 vessels | ~8.3yrs Fleet Renewal and Growth Program ▪ Thirty-four vessels bought and sold 3 ▪ Twenty Ultramaxes acquired averaging ~3yrs old ▪ Fourteen Supramaxes sold averaging ~13yrs old 8 19 - 6 9 3 7 5 3 - 1 - - <5 5-7.5 7.5-10 10-12.5 12.5-15 >15 Age Grouping Existing Fleet Vessels Bought Vessels Sold ▪ Fleet stats as of June 30, 2019, proforma for: 1) sale of KESTREL expected to close in 3q19 and 2) the 6 Acquisition Vessels ▪ Average age of vessels sold at time of sale was ~13yrs- chart depicts the age of these ships as of June 30, 2019 8 ▪ Fleet renewal and growth program commenced in April 2016

Ten Consecutive Quarters of TCE Outperformance Eagle Revenue + Cost Performance ▪ 1q19 TCE outperformance of USD 1,955 per day 1200 $12,142 3q19 ~57% ▪ 1q19 LTM TCE outperformance of USD 1,440 per day Fixed $12,000 $11,453 $11,281 $11,052 $10,452 $10,285 1000 $9,607 $9,731 $10,000 $9,142 $8,660 800 $7,825 $8,000 TC - in Days in 600 BSI $6,000 $6,049 $5,670 400 $4,000 $4,425 $2,938 $2,000 200 $- 0 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19 3q19e TC-in Days (RHS) Adj. net BSI Eagle TCE Eagle OPEX + G&A ▪ TCE relative performance is benchmarked against Adj. net BSI = gross BSI net of commission, adjusted for owned-fleet makeup. BSI-52 index used up through 4q18, and BSI-58 index used as from 1q19 ▪ 3q19 EGLE TCE as of July 25, 2019 with 1) ~57% of available days fixed and 2) TC-in days fixed to date 9 ▪ G&A excludes stock-based compensation. | Please refer to Appendix for TCE definition and reconciliation

EBITDA Benefiting from TCE Outperformance Adjusted EBITDA $30 $14,000 TCE Outperformance has contributed ~33% of Adjusted EBITDA during the twelve months ending June 30, 2019 $25 $23.5 $21.1 $20.2 $12,000 $20 $18.8 $17.2 $15.4 $15 $10,000 $10.4 $9.3 $10 $8.4 $4.6 BSI $5 $8,000 $- $6,000 Adjusted EBITDA AdjustedEBITDA millions) (in $(5) $(3.4) $(2.0) $(6.7) $(10) $4,000 $(15) $(14.5) $(20) $2,000 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19 Core Business TCE Outperformance TCE Underperformance Adj. Net BSI (RHS) ▪ Please refer to Appendix for definition of Adjusted EBITDA and reconciliation ▪ Core Business reflects EBITDA based on index commercial performance (i.e. no out/under-performance) less OPEX and cash G&A 10

Scrubber Program Update ▪ Total scrubber-fitted fleet to be increased from 37 to 41, including all six Acquisition Vessels ▪ Targeting to have 38 scrubbers installed by the end of 2019: 34 from Eagle’s installation program and 4 of the Acquisition Vessels Status as of July 29th, 2019 Scrubbers manufactured 28 Vessels at yard for scrubber install 3 Scrubbers installed, riding crews onboard 9 Operational scrubbers 1 Near-term Outlook— projected by September 30th, 2019 Scrubbers installed, riding crews onboard 16 Total installations completed from Eagle 9 program ▪ Budget remains at USD 2.25 million per unit for scrubbers ordered by Eagle ▪ Total program cost estimated at ~USD 83 million ▪ Cost of scrubbers on four of the Acquisition Vessels is embedded in purchase price (i.e. no incremental CAPEX to be incurred). The remaining two vessels will receive scrubbers utilizing Eagle’s existing contracts. ▪ Installation figures in the table are exclusive of the 4 Acquisition Vessels that will be scrubber-fitted upon delivery ▪ Please see appendix for information on offhire days and capex cost related to scrubber program 11

Financial Summary

Earnings USD in Thousands except EPS 2q19 1q19 2q18 2019 YTD 2018 YTD REVENUES, net of commissions $ 69,391 $ 77,390 $ 74,939 $ 146,781 $ 154,309 EXPENSES Voyage expenses 20,907 25,906 17,205 46,813 39,720 Charter hire expenses 11,179 11,492 10,108 22,671 20,376 Vessel expenses 19,958 20,094 20,577 40,052 41,656 Depreciation and amortization 9,761 9,407 9,272 19,168 18,549 General and administrative expenses 8,041 8,410 8,896 16,451 18,809 Gain on sale of vessels (967) (4,107) (105) (5,073) (105) Total operating expenses 68,879 71,202 65,953 140,082 139,005 OPERATING INCOME / (LOSS) 512 6,187 8,986 6,699 15,304 OTHER EXPENSES Interest expense, net 6,340 6,328 6,275 12,668 12,441 Loss/(Gain) on derivatives 163 (2,438) (740) (2,275) (640) Loss on debt extinguishment - 2,268 - 2,268 - Total other expense, net 6,503 6,158 5,535 12,661 11,801 Net Income / (Loss) $ (5,991) $ 29 $ 3,451 $ (5,962) $ 3,503 Weighted average shares outstanding (Basic) 71,349 71,283 70,515 71,316 70,484 EPS (Basic) $ (0.08) $ 0.00 $ 0.05 $ (0.08) $ 0.05 Adjusted EBITDA* $ 10,370 $ 15,372 $ 21,132 $ 25,741 $ 39,968 ▪ Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA 13

Balance Sheet + Liquidity

Liquidity Position (June 30, 2019)[1]

Cash[2]	65,463
Undrawn availability	70,000
Total Liquidity	135,463

Balance Sheet (June 30, 2019)[1]

Cash[2]	65,463
Accounts receivable	17,736
Inventory	12,994
Other current assets	6,414
Vessels, net	678,421
Right of use assets - lease	22,462
Other assets	60,267
Total assets	863,758
Accounts payable	6,196
Current liabilities	25,758
Debt (including $29.7M current)[3]	332,421
Lease liability ($14.0M current)	23,944
Total Liabilities	388,320
Stockholder's Equity	475,438
Total Liabilities and Stockholder's Equity	863,758

Liquidity Trend (USD millions)



Cash (Includes Restricted Cash)
Revolver Availability
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19

Net Debt/Adjusted EBITDA[4] (USD millions)



300
250
200
150
100
50
-
10.0
8.0
6.0
4.0
2.0
-
2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19
Net Debt (LHS)
Adj EBITDA Annualized & TFQ (LHS)
Net Debt/Annualized & TFQ (RHS)

1 – Liquidity and Balance sheet figures are in thousands USD
2 – Cash balance includes cash, cash equivalents and restricted cash
3 – Debt is net of $8.0m of debt discount and deferred financing costs
4 – Adj EBITDA Annualized is basis quarterly figure * 4 for 2q17-3q18, and basis trailing four quarters (TFQ) starting 4q18. Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA and further information relating to the use of TFQ for Adj. EBITDA versus annualized Adj. EBITDA

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Cash Flow from Operations Cash Flow from Operations – Quarterly (USD millions) 16 15 14 13 12 12 12 12 10 10 7 7 7 5 6 2 3 (2) (4) (3) (5) (4) (7) (7) (10) (13) (20) (24) Cash flow from operations ex Changes in operating assets and liabilities 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 *Cash Includes restricted cash 15

Cash Flow 2q19 Cash Flows ($ Millions) YTD 2019 Cash Flows ($ Millions) ▪ Cash balances at beginning and end of period include 1) cash, 2) cash equivalents, and 3) restricted cash 16

Cash Breakeven per Vessel per Day USD In Thousands YTD 2019 2q19 1q19 FY 2018 OPERATING Vessel Expenses $ 4,809 $ 4,787 $ 4,830 $ 4,725 Drydocking 541 475 608 484 G&A 1,654 1,634 1,674 1,566 Total Operating 7,004 6,896 7,112 6,775 Interest Expense 1,385 1,371 1,400 1,351 Debt Principal Repayment 1,595 2,170 1,018 232 TOTAL CASH BREAKEVEN $ 9,984 $ 10,437 $ 9,530 $ 8,358 2q 2019 Cash Breakeven by Category G&A Drydocking 16% 4% Debt Service 34% Vessel Expenses 46% ▪ G&A excludes stock-based compensation. 17

Industry Review

Historical Rates Baltic Supramax Index (BSI-58) $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $- Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 BSI-58 Atlantic Pacific ▪ Source(s): Clarksons. FFA curve as of July 25, 2019 ▪ Atlantic market calculated based on BSI routes S4A and S4B. Pacific market calculated based on routes S2, S8, and S10. 19

Supramax/Ultramax 2019f Net Fleet Growth ~2.3% Drybulk Deliveries + Scrapping (DWT) 100 80 60 2019f total Drybulk net fleet growth of 2.5% 40 20 0 -20 2019f Supramax/Ultramax net fleet growth of 2.3% -40 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019f 2020f Total Deliveries Total Demolition Drybulk Net Supply Supramax/Ultramax Net Supply ▪ Figures are in million DWT ▪ Source(s): Clarksons June 2019 20

Drybulk Orderbook ~11% of Fleet / Ultramax ~8% Drybulk Contracting (in DWT) vs BDI 120.0 ▪ As a % of the OTW fleet, total drybulk orderbook at 11% (near 15yr low) 3,000 100.0 2,500 80.0 2,000 60.0 1,500 40.0 1,000 20.0 500 - 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Drybulk ordering (m DWT) BDI (RHS) Ultramax Contracting (in DWT) vs BSI 35.0 ▪ As a % of the OTW fleet, Supramax/Ultramax orderbook stands at just 8% ( near 20yr low) 25,000 30.0 20,000 25.0 20.0 15,000 15.0 10,000 10.0 5,000 5.0 - 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Ultramax Ordering (m DWT) BSI (RHS) ▪ Contracting figures are in million DWT ▪ BSI history is basis BSI-58 from 2015-present and BSI-52 for 2009-2014 21 ▪ Source: Clarksons

Minor Bulk Demand Leading Drybulk Growth Drybulk Trade (DT) vs. Global GDP 14.0% 2.75 12.0% 2.25 10.0% 8.0% 1.75 6.0% 1.25 4.0% 2.0% 0.75 0.0% 0.25 -2.0% -4.0% (0.25) 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019f 2020f DT / GDP ratio (RHS) GDP Y/Y % (LHS) DT Y/Y % (LHS) DT/GDP ratio avg.(RHS) Annualized Growth Rates Historical Last Current Next 2015-17 2018 2019f 2020f Global GDP 3.5% 3.6% 3.2% 3.5% China 6.8% 6.6% 6.2% 6.0% India 7.8% 6.8% 7.0% 7.2% Dry Bulk Trade 1.9% 2.4% 1.3% 2.3% Iron Ore 3.2% 0.2% -1.8% 1.4% Coal -0.3% 5.1% 0.6% 1.5% Grains 5.4% -1.1% 1.3% 1.9% Minor Bulk 1.5% 3.7% 3.8% 3.4% ▪ Source(s): Clarksons (June 2019), IMF (July 2019) ▪ Drybulk Trade growth in top chart adjusted for ton miles 22 ▪ Drybulk Trade / Global GDP ratio for 2009 excluded from historical average calculation

APPENDIX

Corporate Structure Eagle Bulk Shipping Inc. (Parent | NASDAQ: EGLE) Convertible Bond: USD 114m Eagle Bulk Mgmt. LLC 100% (EBM) 100% 100% 100% Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC Acquisition Vessels (EBSC) (EBUC) 23 vessels 21 vessels 6 vessels Bond: USD 192m TL: USD 148m RCF: USD 15m available RCF: USD 55m available EBSC debt is non- recourse to the parent All management services (strategic / commercial / operational / technical / administrative) are performed inhouse by EBM, a wholly-owned subsidiary of the Parent ▪ Bond, Term Loan, and RCF figures as of June 30, 2019. Convertible Bond issued on July 29, 2019 ▪ Final structure of Acquisition Vessel ownership pending 24

Eagle Debt Terms DATE CLOSED November 2017 January 2019 July 2019 PARENT Eagle Bulk Shipping Inc. ISSUER/ Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC Eagle Bulk Shipping Inc. BORROWER LOAN TYPE Bond RCF Term Loan RCF Convertible Note AMOUNT USD 200m USD 15m USD 153m USD 55m USD 114m OUTSTANDING USD 192m - USD 148m - USD 114m Super Senior SECURITY Senior Secured Senior Secured Senior Unsecured Secured Ringfenced and non-recourse to the RECOURSE Parent Guarantee Parent Guarantee Parent COLLATERAL 23 vessels 21 vessels N/A INTEREST RATE 8.25% fixed L+200bps L+250bps 5.0% fixed TENOR 5 years 5 years 5 years MATURITY 2022 2024 2024 USD 20.2m - 1st yr (starting Apr 2019) AMORTIZATION USD 8m/year N/A N/A USD 26.1m/year thereafter 178.1737 shares common stock per CONVERSION N/A N/A USD 1,000 principal (approx. share price of USD 5.61) ▪ Bond, Term Loan, and RCF figures as of June 30, 2019 ▪ Convertible Bond issued on July 29, 2019 25

Leader in the Supramax/Ultramax Segment Eagle Fleet by Age Grouping Peer Group Supramax/Ultramax Fleets Proforma Fleet = 50 Vessels | ~8.3 yrs 3 6 8 19 - 6 44 9 3 38 37 7 26 5 3 - 12 12 1 - - 2 <5 5-7.5 7.5-10 10-12.5 12.5-15 >15 Eagle Star Scorpio Genco Navios Pangaea Golden Diana Safe Bulk Bulk Ocean Bulkers Age Grouping Existing Fleet Vessels Bought Vessels Sold Supramax / Ultramax Handysize Panamax Capesize ▪ Eagle fleet stats as of June 2019, proforma for: 1) sale of KESTREL expected to close in 3q19 and 2) the 6 Acquisition Vessels ▪ Average age of vessels sold at time of sale was ~13yrs- the chart depicts the age of these ships as of June 30, 2019 26 ▪ Peer Group basis U.S.-listed companies only | Source(s): Company filings

Owned Fleet

Consolidated Fleet:	44 Vessels		2565 DWT	8.9 Age	
EBSC			**EBUC**		
Vessel	DWT	Age	Vessel	DWT	Age
1 Singapore Eagle	63.4	2.5	1 New London Eagle	63.1	3.9
2 Stamford Eagle	61.5	3.4	2 Cape Town Eagle	63.7	4.1
3 Sandpiper Bulker	57.8	7.7	3 Westport Eagle	63.3	4.4
4 Roadrunner Bulker	57.8	7.8	4 Hamburg Eagle	63.3	5.1
5 Puffin Bulker	57.8	7.9	5 Madison Eagle	63.3	5.7
6 Petrel Bulker	57.8	8.0	6 Greenwich Eagle	63.3	5.8
7 Owl	57.8	8.0	7 Groton Eagle	63.3	6.0
8 Oriole	57.8	8.1	8 Fairfield Eagle	63.3	6.0
9 Egret Bulker	57.8	9.5	9 Southport Eagle	63.3	6.1
10 Crane	57.8	9.5	10 Rowayton Eagle	63.3	6.3
11 Canary	57.8	9.5	11 Mystic Eagle	63.3	6.3
12 Bittern	57.8	9.7	12 Stonington Eagle	63.3	7.1
13 Stellar Eagle	56.0	10.3	13 Nighthawk	57.8	8.4
14 Crested Eagle	56.0	10.4	14 Martin	57.8	8.9
15 Crowned Eagle	55.9	10.6	15 Kingfisher	57.8	9.0
16 Jaeger	52.5	14.7	16 Jay	57.8	9.0
17 Cardinal	55.4	15.0	17 Ibis Bulker	57.8	9.1
18 Skua	53.4	16.1	18 Grebe Bulker	57.8	9.2
19 Shrike	53.3	16.3	19 Gannet Bulker	57.8	9.2
20 Tern	50.2	16.5	20 Imperial Eagle	56.0	9.4
21 Osprey I	50.2	17.0	21 Golden Eagle	56.0	9.5
22 Goldeneye	52.4	17.5			
23 Hawk I	50.3	18.5			
23 Vessels	**1,288.6**	**10.8**	**21 Vessels**	**1,276.6**	**7.0**

- Fleet count and age as of June 2019, proforma for sale of KESTREL expected to close in 3q19
- Acquisition Vessels not included in fleet list above

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EBITDA Reconciliation

USD in Thousands	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Net Income / (Loss)	$(39,279)	$(22,496)	$(19,359)	$(142,389)	$(11,068)	$ (5,888)	$(10,255)	$(16,584)
Less adjustments to reconcile:								
Interest expense	2,818	4,903	7,434	6,644	6,445	6,859	7,837	8,236
Interest income	(3)	-	(88)	(124)	(190)	(186)	(143)	(133)
EBIT	(36,464)	(17,593)	(12,013)	(135,868)	(4,813)	785	(2,561)	(8,481)
Depreciation and amortization	9,397	9,654	9,854	9,979	7,493	8,021	8,981	9,196
EBITDA	(27,068)	(7,939)	(2,159)	(125,889)	2,680	8,805	6,420	715
Less adjustments to reconcile:								
Stock-based compensation	827	842	(735)	1,273	2,171	2,478	2,350	1,740
One-time and non-cash adjustments	11,756	436	(509)	122,656	(297)	(1,977)	(373)	14,764
Adjusted EBITDA*	$(14,486)	$ (6,661)	$ (3,403)	$ (1,961)	$ 4,553	$ 9,307	$ 8,397	$ 17,219

USD in Thousands	1q18	2q18	3q18	4q18	1q19	2q19
Net Income / (Loss)	$ 53	$ 3,451	$ 2,585	$ 6,486	$ 29	$ (5,992)
Less adjustments to reconcile:						
Interest expense	6,261	6,387	6,574	6,521	6,762	6,733
Interest income	(95)	(112)	(129)	(248)	(434)	(393)
EBIT	6,219	9,726	9,030	12,759	6,357	348
Depreciation and amortization	9,276	9,272	9,460	9,708	9,407	9,761
EBITDA	15,495	18,998	18,490	22,467	15,764	10,109
Less adjustments to reconcile:						
Stock-based compensation	3,511	2,410	2,100	1,187	1,445	1,227
One-time and non-cash adjustments	(170)	(276)	(406)	(165)	(1,838)	(967)
Adjusted EBITDA*	$ 18,835	$ 21,132	$ 20,184	$ 23,489	$ 15,372	$10,370

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- Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA

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TCE Reconciliation

$ Thousands except TCE and days	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Revenues, net	$ 21,278	$ 25,590	$ 35,788	$ 41,836	$ 45,855	$ 53,631	$ 62,711	$ 74,587
Less:								
Voyage expenses	(9,244)	(7,450)	(11,208)	(14,192)	(13,353)	(13,380)	(17,463)	(18,155)
Charter hire expenses	(1,489)	(1,668)	(3,822)	(5,866)	(3,873)	(6,446)	(9,652)	(11,312)
Reversal of one legacy time charter	1,045	793	670	432	(302)	584	329	426
Realized gain/(loss) - Derivatives	-	-	(449)	(113)	-	83	248	(349)
TCE revenue	$ 11,590	$ 17,265	$ 20,979	$ 22,097	$ 28,326	$ 34,473	$ 36,173	$ 45,197
Owned available days *	3,945	3,902	3,700	3,653	3,620	3,771	4,177	4,324
TCE	$ 2,938	$ 4,425	$ 5,670	$ 6,049	$ 7,825	$ 9,142	$ 8,660	$ 10,452

$ Thousands except TCE and days	1q18	2q18	3q18	4q18	1q19	2q19
Revenues, net	$ 79,371	$ 74,939	$ 69,093	$ 86,692	$ 77,390	$ 69,391
Less:						
Voyage expenses	(22,515)	(17,205)	(15,126)	(24,721)	(25,906)	(20,907)
Charter hire expenses	(10,268)	(10,108)	(7,460)	(10,209)	(11,492)	(11,179)
Reversal of one legacy time charter	(86)	(404)	497	(226)	(414)	767
Realized gain/(loss) - Derivatives	117	345	284	(211)	(475)	861
TCE revenue	$ 46,619	$ 47,567	$ 47,288	$ 51,326	$ 39,102	$ 38,933
Owned available days *	4,218	4,153	4,192	4,227	4,070	4,001
TCE	$ 11,052	$ 11,453	$ 11,281	$ 12,142	$ 9,607	$ 9,731

- Please see the Definitions slide in the Appendix for an explanation of Owned Available Days

EAGLE BULK

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CAPEX Schedule Count of Dry Dockings, Ballast Water Treatment/Scrubber Installations, Estimated Offhire Days 18 300 16 287 267 14 250 12 200 10 191 193 8 17 16 150 6 11 12 100 4 9 9 6 50 2 5 5 4 3 - - - 3q19 4q19 2020 2021 Statutory Drydock Count BWTS Count Scrubber Count Total Offhire Days (RHS) Estimated Capital Expenditure $45.0 $37.9 $40.0 $35.0 $30.0 $25.0 $19.8 $19.9 $20.0 $15.0 $12.3 $10.0 $5.0 $- 3q19 4q19 2020 2021 Drydock Capex BWTS Capex Scrubber Capex ▪ Actual duration of off-hire days will vary based on the condition of the vessel, yard schedules and other factors ▪ Actual costs will vary based on various factors, including where the drydockings are actually performed 30 ▪ BWTS and Scrubbers require advance payments as per the contract terms. Excludes vessels sold in 2019.

Evaluating TCE Relative Performance

This page is meant to assist analysts/investors on how to potentially evaluate and forecast vessel/fleet TCE relative performance within the Supramax/Ultramax segment

- Since the Supramax/Ultramax segment is comprised of a number of different ship types / sizes / designs, TCE generation ability can differ significantly from the standard vessel used to calculate the BSI-58 benchmark
- For example, a 2013-built Chinese 60-65k DWT Ultramax should be expected to earn a significant premium to a 2013-built 55-60k Supramax, particularly given the incremental cost of the 60-65k DWT vessel
- **Ultimately, it's about yield** – the expected earnings ability of a vessel versus its cost

Supramax/Ultramax TCE Performance Matrix

SHIP TYPE	SIZE (DWT)		VESSEL TYPE INDEX FACTOR (AS COMPARED TO THE BSI VESSEL)			
			JAPAN		CHINA	
	FROM	TO	FROM	TO	FROM	TO
BSI-58	58,000		100.0%			
1	50,000	55,000	86.0%	95.0%	81.0%	87.0%
2	55,000	60,000	96.0%	106.0%	88.0%	97.0%
3	60,000	65,000	106.0%	118.0%	102.0%	113.0%

Matrix depicts the estimated TCE Earnings Performance range for a generic Supramax/Ultramax vessel type as compared to the BSI-58 ship

The BSI-58 is based on the 58k DWT Japanese TESS-58 design Supramax and is gross of commissions

A Chinese 60-65k DWT Ultramax should earn a premium of 2-13% to the net BSI-58, depending on its specific design characteristics, due to cargo carrying capacity, speed, and fuel consumption differences

For Illustrative Purposes Only

- The Matrix is meant to capture general ship types but there are likely some vessels which fall outside the stated figures
- Index Factors can change somewhat with movements in both fuel prices and (spot) rate environment

EAGLE BULK

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Scrubber Economics Basis Fuel Spreads Fuel Spreads Scrubber Cash Flow Effect $450 0.1% Marine Gas Oil (MGO) vs. 3.5% High Sulphur $60.0 5.0 Fuel Oil (HSFO) 2020 forward curve spread= $301/ton $50.0 4.0 $400 0.1% MGO vs. 3.5% HSFO 10-yr historical $40.0 average spread= $240/ton 3.0 $30.0 millions) 2.0 $350 $20.0 $10.0 1.0 301 Annualizedincremental CF ($ $300 $0.0 - Paybackperiod(years) $100 $150 $200 $250 $300 Fuel spread ($/MT) $250 Total Annualized Incremental CF (LHS) Payback period-years (RHS) Scrubber TCE Benefit $200 $4,500 5.0 193 $4,000 $150 $3,500 4.0 $3,000 3.0 $2,500 $2,000 $100 2.0 0.5% (“compliant”) marine fuel: $1,500 2020 forward curve spread= $193/ton $1,000 1.0 $0,500 $50 $0,000 - Incremental Incremental Daily TCE $100 $150 $200 $250 $300 Paybackperiod(years) Fuel spread ($/MT) HSFO v.MGO (Historical) HSFO v.MGO (Fwd) Incremental Daily TCE per Ship (LHS) Payback period-years (RHS) ▪ Source: Clarksons. Forward curve data as of July 24, 2019 ▪ Scrubber Cash Flow Effect and TCE Benefit based on fleet of 37 scrubber-fitted vessels and assume average of 200 annual sailing days per 32 ship for Supramax/Ultramax vessels with daily consumption of 25 MT/day

Update on Scrubber Orderbook ▪ DNB’s June update reflects additional 54 scrubbers ordered for drybulk for installation by end-2019 (vs. March update) ▪ Additional ~ 120 installs by end-2020 and end-2021 ▪ Of these just 18 for Supramax / Ultramax Scrubber Uptake by end-2020 4,000 40% 3,638 37% 3,375 3,500 35% 3,000 2,673 30% 2,352 2,500 25% 2,000 1,801 20% 1,457 1,500 16% 16% 15% 13% 2,207 1,000 10% 662 10% 420 359 1,213 500 5% 602 16 291 296 - 0% 0% Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers All Other Drybulk Ships Capesize Panamax/ Kamsarmax Supramax/ Ultramax Handysize Totals Current Orders Forecast Orders (end 2020) ▪ Scrubber uptake source: DNB Markets (June 2019), Clarksons 33

Definitions Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. Our Adjusted EBITDA should not be considered an alternative to net income/(loss), operating income/(loss), cash flows provided by/(used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. Adjusted EBITDA represents EBITDA adjusted to exclude the items which represent certain non-cash, one-time and other items such as vessel impairment, gain/(loss) on sale of vessels, stock-based compensation and restructuring expenses that the Company believes are not indicative of the ongoing performance of its core operations. For purposes of the Net Debt/Adjusted EBITDA calculation included in this presentation, Adjusted EBITDA is annualized for the second quarter of 2017 through the fourth quarter of 2018. Starting with the first quarter of 2019, the Company uses trailing four quarters (TFQ) to calculate Net Debt/Adjusted EBITDA. The Company used the prior practice of annualizing the Adjusted EBITDA because it did not have positive Adjusted EBITDA until first quarter of 2017, which made it impossible to use TFQ during 2017. We believe using the TFQ for purposes of this calculation aligns us with market practice in our industry and provides more meaningful information to our investors. However, the change in calculation affects the comparability of this calculation between periods that annualize Adjusted EBITDA and periods that utilize TFQ Adjusted EBITDA. TCE Time charter equivalent ("TCE") is a non-GAAP financial measure that is commonly used in the shipping industry primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in such amounts. The Company defines TCE as shipping revenues less voyage expenses and charter hire expenses, adjusted for the impact of one legacy time charter and realized gains on FFAs and bunker swaps, divided by the number of owned available days. TCE provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. The Company's calculation of TCE may not be comparable to that reported by other companies. The Company calculates relative performance by comparing TCE against the Baltic Supramax Index ("BSI") adjusted for commissions and fleet makeup. The BSI was initiated in 2006 based on the Tess 52 design. The index for the Tess 58 design has been published commencing on April 3, 2017, and transition was completed as of December 2018, when the Baltic stopped publishing a dynamic Tess 52 daily rate. The Company has now switched to the Tess 58 index for valuation modeling as of January 1, 2019. The change in the BSI may affect comparability of our TCE against BSI in periods prior to Company switching to the Tess 58 index. Owned available days is the aggregate number of days in a period during which each vessel in our fleet has been owned by us less the aggregate number of days that our vessels are off-hire due to vessel familiarization upon acquisition, repairs, vessel upgrades or special surveys. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues. 34

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